EXHIBIT 1.24
                          CLUCKCORP INTERNATIONAL, INC.

                                       AND

                           GLOBAL EQUITIES GROUP, INC.



                                REPRESENTATIVE'S
                                WARRANT AGREEMENT


                                                           Dated as of ___, 1997


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     REPRESENTATIVE'S  WARRANT  AGREEMENT  dated as of , 1997 between  CLUCKCORP
INTERNATIONAL,  INC., a Texas  corporation (the "Company"),  and GLOBAL EQUITIES
GROUP,  INC.   (hereinafter  referred  to  variously  as  the  "Holder"  or  the
"Representative").

                              W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to the Representative warrants ("Warrants") to purchase up to 50,000 shares of the Company's Series A Redeemable Convertible Preferred Stock, (the "Preferred Stock") and 150,000 Redeemable Class A Preferred Stock Purchase Warrants (the "Redeemable Warrants") of the Company; and WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and the several Underwriters listed therein to act as the Representative in connection with the Company's proposed public offering of up to 500,000 shares of Preferred Stock at a public offering price of $10.00 per share and 1,500,000 Warrants at a public offering price of $.10 per Warrant (the "Public Offering"); and WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the First Delivery Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in
consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;


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     NOW,  THEREFORE,  in  consideration  of the  premises,  the  payment by the
Representative to the Company of an aggregate ten dollars ($10.00), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

     1. Grant. The Representative (or its designees) is hereby granted the right to purchase, at any time from , 1998, until 5:30 P.M., New York time, on , 2002, up to an aggregate of 50,000 shares of Preferred Stock at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $13.00 per share and 150,000 Redeemable Warrants at an initial exercise price, subject to adjustment, of $.13 per Warrant. Each Redeemable Warrant is exercisable to purchase one addition share of Preferred Stock at an initial exercise price of $10.50 from _________, 1998 until 5:30 p.m. New York time on _____________,
2002, at which time the Redeemable Warrants shall expire. Except as set forth herein, the shares of Preferred Stock and the Redeemable Warrants issuable upon exercise of the Warrants are in all respects identical to the shares of Preferred Stock and Redeemable Warrants being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement. The shares of Preferred Stock and the Redeemable Warrants issuable upon exercise of the Warrants are sometimes hereinafter referred to collectively as the "Securities."

     2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

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     3.  Exercise  of  Warrant.  Section 3.1 Method of  Exercise.  The  Warrants
initially are exercisable at the respective initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Preferred Stock and Redeemable Warrants set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Securities purchased at the Company's principal executive offices in San Antonio, Texas (presently located at 1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Preferred Stock purchased and a certificate or certificates for the Redeemable Warrants purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Preferred Stock and Redeemable Warrants underlying the Warrants). Warrants may be exercised to purchase all or part of the Securities. In the case of the purchase of less than all the Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Securities.


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     Section 3.2 Definition of Market Price. As used herein,  the phrase "Market
Price" at any date shall be deemed to be (i) when referring to the Preferred Stock, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Preferred Stock is listed or admitted to trading or by the Nasdaq National Market ("Nasdaq/NM"), or, if the Preferred Stock is not listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Preferred Stock is not quoted on Nasdaq, as determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available it or (ii) when referring to the Redeemable Warrant, the last reported sales price, or, in the case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Redeemable Warrants are listed or admitted to trading or by Nasdaq/NM, or, if the Redeemable Warrants are not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the NASD through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Redeemable Warrants are not quoted by Nasdaq or are no longer outstanding, the Market Price of a Redeemable Warrant shall equal the difference between the market Price of the Preferred Stock and the Exercise Price of the Redeemable Warrant.

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     4.  Issuance  of  Certificates.  Upon the  exercise  of the  Warrants,  the issuance of certificates for shares of Preferred Stock and/or Warrants and/or other Securities, properties or rights underlying such Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the shares of Preferred Stock and Redeemable Warrants underlying the Warrants (and/or other Securities, properties or rights issuable upon the exercise of the Warrants ) shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the shares of Preferred Stock and Redeemable Warrants and the shares of Preferred Stock underlying each Redeemable Warrant (and/or other Securities, properties or rights issuable upon exercise of the Warrants) shall be dated as of the Notice Date (regardless of when executed or delivered) and dividend bearing Securities so issued shall accrue dividends from the date of issuance.

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     5.   Restriction  On  Transfer  of  Warrants.   The  Holder  of  a  Warrant
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Representative.

     6. Exercise Price. Section 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $13.00 per share of Preferred Stock and $0.13 per Redeemable Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof. Any transfer of a Warrant shall constitute an automatic transfer and assignment of the registration rights set forth in Section 7 hereof with respect to the Securities or other Securities, properties or rights underlying the Warrants. Section 6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context or unless otherwise specified.

     7. Registration Rights. Section 7.1 Registration Under the Securities Act of 1933. The Warrants, the shares of Preferred Stock and any other Securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933 as amended (the "Act"). Upon exercise, in whole or in

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part, of the Warrants,  certificates representing the Preferred Stock underlying the Warrants and any of the other Securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend.

               The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of Securities), or
               (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

     Section 7.2 Piggyback Registration. If, at any time commencing after the date hereof and expiring five (5) years thereafter, the Company proposes to register any of its Securities under the Act (other than pursuant to Form S-4, Form S-8 or a comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Representative or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such Securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

     Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 7.2 (irrespective of whether a written request for inclusion of any such Securities shall have been made) to elect

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not to file any such proposed  registration  statement,  or to withdraw the same after the filing but prior to the effective date thereof.

     Section 7.3 Demand  Registration.
     (a) At any time  commencing one year from the date hereof and expiring four
(4) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such Securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request, provided that the holders of the Warrants and/or Warrant Securities have purchased the Warrant Securities prior to any such registration statement being filed.

     (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten
(10) days from the date of the  receipt of any such  registration  request.
     (c)  Notwithstanding  anything to the  contrary  contained  herein,  if the


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Company shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Securities, the Company may, at its option, upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities requesting such registration, repurchase (i) any and all Warrant Securities of such Holders at the higher of the Market Price per share of Preferred Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in Section 7.4(a) and (ii) any and all Warrants of such Holders at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section 7.3(d).

     Section 7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

     (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

     (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3 hereof including, without limitation, the Company's legal

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and  accounting  fees,  printing  expenses,  blue sky fees and expenses.  If the
Company shall fail to comply with Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental or special damages sustained by the Holder(s) requesting registration of its or their Warrants and/or Warrant Securities.

     (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 8 of the Underwriting Agreement.

     (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person,

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if any, who controls the Company  within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim,  damage,  expense or
liability   (including  all  expenses   reasonably  incurred  in  investigating,
preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

     (f) The Company shall not permit the inclusion of any Securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Warrants and Warrant Securities representing a Majority of such Securities.

     (g) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have

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issued  a  report  on  the  Company's  financial  statements  included  in  such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of Securities.

     (h) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

     (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

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     (j) The  Company  shall  enter  into an  underwriting  agreement  with  the managing  underwriters  selected  for such  underwriting  by  Holders  holding a
Majority  of  the  Warrant   Securities   requested   to  be  included  in  such
underwriting,  which  may  be  the  Representative.   Such  agreement  shall  be
satisfactory in form and substance to the Company, each Holder and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant
Securities  and  may,  at  their  option,   require  that  any  or  all  of  the
representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders and their intended methods of distribution.

     (k) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

     8. Adjustments to Exercise Price and Number of Securities.


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     Section 8.1 Subdivision and  Combination.  In case the Company shall at any time subdivide or combine the outstanding shares of Preferred Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     Section 8.2 Stock Dividends and Distributions. In case the Company shall pay a dividend in, or make a distribution of, shares of Preferred Stock or of the Company's capital stock convertible into Preferred Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

     Section 8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     Section 8.4 Definition of Preferred Stock. For the purpose of this Agreement, the term "Preferred Stock" shall mean (i) the class of stock designated as Series A Redeemable Convertible Preferred Stock in the Certificate or Articles of Incorporation or (ii) any other class of stock resulting from successive changes or reclassifications of such Preferred Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     Section 8.5 Merger or  Consolidation.  In case of any  consolidation of the


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     Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Preferred Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Securities of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

     Section 8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

     (a) Upon the issuance or sale of the Warrants or the Warrant Securities issuable upon the exercise of the Warrants;

     (b) If the amount of said adjustment shall be less than two cents (2(cent)) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per Warrant Security.

     9. Exchange  and   Replacement  of   Warrant  Certificates.  Each   Warrant

Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Preferred Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Preferred Stock or Redeemable Warrants or other Securities, properties or rights.

     11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Preferred Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Redeemable Warrants, such number of shares of Preferred Stock or other Securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Preferred Stock and the Redeemable

Warrants and other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Redeemable Warrants underlying the Warrants and payment of the respective Redeemable Warrant exercise price therefor, all shares of Preferred Stock and other Securities issuable upon such exercises shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Preferred Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Preferred Stock issued to the public in connection herewith may then be listed and/or quoted.


     12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur: (a) the Company shall take a record of the holders of its shares of Preferred Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

     (b) the Company shall offer to all the holders of its Preferred Stock any additional shares of capital stock of the Company or Securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

     (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least thirty (30) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable Securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable Securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     13. Redeemable Warrants. The form of the certificate representing redeemable warrants (and the form of election to purchase shares of preferred stock upon the exercise of redeemable warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Warrant Agreement dated as of the date hereof by and between the Company, and Corporate Stock

Transfer, Inc. as warrant agent (the "Redeemable Warrant Agreement"). Each Redeemable Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase a fully paid and non-assessable share of Preferred Stock at an initial purchase price of $10.50 from __________, 1998 until 5:30 p.m. New York time _____, 2002 at which time the Redeemable Warrants, unless the exercise period has been extended shall expire. The exercise price of the Redeemable Warrants and the number of shares of Preferred Stock issuable upon the exercise of the Redeemable Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Redeemable Warrants have been issued, in the manner and upon the occurrence of the event set forth in Section of the Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Redeemable Warrants underlying the Warrants, each registered holder of such Redeemable Warrant shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Preferred Stock (subject to adjustment as provided herein and in the Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Redeemable Warrant set forth in the Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Warrant Agreement. Upon exercise of the Redeemable Warrants, the Company shall forthwith issue to the registered holder of any such Redeemable Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Preferred Stock so purchased. Except as otherwise provided in this Agreement, the Warrants underlying the Warrants shall be governed in all respects by the terms of the Warrant Agreement. The Redeemable Warrants shall be transferrable in the manner provided in the Warrant Agreement, and upon any such transfer, a Redeemable Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with, the Holder(s) that without the prior written consent of the Holder(s), which will not be unreasonably withheld, the Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Redeemable Warrant Agreement to be sent to holders of Redeemable Warrants.

     14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

     15. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

     16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     17. Termination. This Agreement shall terminate at the close of business on , 2004. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on _________, 2010.

     18. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     19. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement and the Warrant Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or Warrant Securities.

     23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                            CLUCKCORP INTERNATIONAL, INC.

                                            By:_________________________________



Attest:


---------------------------------------
Name:
Title:


                                            GLOBAL EQUITIES GROUP, INC.



                                            By:_________________________________

                                    EXHIBIT A



                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                        5:30 P.M., NEW YORK TIME, , 2002

No. W-                                                   Warrants to Purchase
                                                           50,000 shares of
                                                         Preferred Stock and
                                                     150,000 Redeemable Warrants


                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from , 1998 until 5:30 p.m. New York time on , 2002 ("Expiration Date"), up to 50,000 shares of Preferred Stock, $1.00 par value ("Preferred Stock"), of CLUCKCORP INTERNATIONAL, INC., a Texas corporation (the "Company"), 150,000 Redeemable Warrants of the Company (one Redeemable Warrant entitling the owner to purchase one fully-paid and non-assessable share of Preferred Stock) at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $13.00 per share and $0.13 per Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of _______________, 1997 between the Company and GLOBAL EQUITIES GROUP, INC. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this

Warrant Certificate.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     The Warrants may be exercised in whole or in part for shares of Preferred Stock and/or Redeemable Warrants. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ___________, 1997

                                             CLUCKCORP INTERNATIONAL, INC.



                                             By:_______________________________

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

     The  undersigned   hereby   irrevocably   elects  to  exercise  the  right,
represented by this Warrant Certificate, to purchase:


|_|                         Shares of Preferred Stock and
                            Redeemable Warrants

|-|

|-|

|-|



and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of CLUCKCORP INTERNATIONAL, INC. in the amount of $_______________all in accordance with the terms of Section 3.1 of the Representative's Warrant Agreement dated as of ___________________, 1997 between Cluckcorp International, Inc. and Global Equities Group, Inc. The undersigned requests that a certificate for such securities be registered in the name of whose address is________________________ _____________ and that such Certificate be delivered to ____________________ whose address is .


Dated:                                                Signature:

  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


        (Insert Social Security or Other Identifying Number of Assignee)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


|_|                                         Shares of Preferred Stock and
                                            Redeemable Warrants

|-|

|-|

|-|

|-|


and herewith tenders in payment for such securities Warrants all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of ________________, 1997 between Cluckcorp International Inc. and Global Equities Group, Inc. The undersigned requests that a certificate for such securities be registered in the name of _________________ whose address is _______________________________ and that such Certificate be delivered to whose address is _________________________.


Dated:                                        Signature:


  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


        (Insert Social Security or Other Identifying Number of Assignee)

                              [FORM OF ASSIGNMENT]



                           (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto




                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:                                                  Signature:

  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


        (Insert Social Security or Other Identifying Number of Assignee)

EXHIBIT 1.25



                          CLUCKCORP INTERNATIONAL, INC.


               500,000 Shares of Convertible Redeemable Securities
                                $10.00 per share
                                       and
             1,500,000 Redeemable Preferred Stock Purchase Warrants

                          AGREEMENT AMONG UNDERWRITERS



                                                             As of May___, 1997


Global Equities Group, Inc.
As Lead Managing Underwriter and
  the Representative of the Underwriters
5 Hanover Square
New York, New York 10004
Attention: Thomas McDermott, Vice President
           Investment Banking

Dear Sirs:

     We hereby agree with you as follows with respect to (i) the purchase and offering by Global Equities Group, Inc. as the lead managing underwriter and the representative (the "Representative") and Suncoast Capital Corp. as the co-managing underwriter ("Suncoast" and collectively with the Representative, the "Underwriters") of an aggregate of 500,000 shares of $1.00 par value Series A Redeemable Convertible Securities (the "Securities") at $10.00 per share and 1,500,000 Redeemable Class A Securities Purchase Warrants (the "Redeemable
Warrants") at a public offering price of $.10 per Warrant of CluckCorp International, Inc. (the "Company"). The Preferred Stock and Warrants are hereinafater collectively referred to as the "Securities".

     1. Registration Statement. We confirm that we have examined the registration statement (including the prospectus) relating to the Securities as amended to the date of this agreement and we are familiar with the terms of the Securities to be offered and the other terms of the offering which are to be reflected in the proposed pricing amendment to the registration statement. The registration statement as amended at the time it becomes effective, including financial statements and exhibits, is referred to in this agreement as the Registration Statement, and the prospectus in the form first filed with the Securities and Exchange Commission (the "Commission") pursuant to its Rule 424(b) is referred to as the Prospectus.

     We further confirm that:

Global Equities
May 13, 1997
2

     (a) Insofar as it relates to us, the information in the Registration Statement as amended to this date and in the proposed amendment is correct and complete and is not misleading.

     (b) We are aware of and are willing to accept our responsibilities under the Securities Act of 1933 as an Underwriter and Co-Manager of the offering to be named in the Registration Statement.

     (c) We are willing to proceed with the underwriting of the Securities in the manner contemplated in the Underwriting Agreement.

     (d) You are authorized, in your discretion and on our behalf, with approval of counsel for the Representative of the Underwriters, Mound, Cotton & Wollan, to approve any proposed amendment and the Prospectus and to approve of or to object to any further amendments to the Registration Statement, or amendments or supplements to the Prospectus.

     2. Underwriting  Agreement.

     (a) We authorize you to execute and deliver on our behalf the Underwriting Agreement in substantially the form annexed hereto as Exhibit A. The number of Securities set forth opposite each Underwriter's name in Schedule I to the Underwriting Agreement, or such number increased as set forth in Section 9 of the Underwriting Agreement, is referred to in this agreement as the original underwriting commitment of such Underwriter, and the ratio which such original underwriting commitment bears to the total number of Securities is referred to in this agreement as the underwriting proportion of such Underwriter.

     (b) Our firms have also agreed that in addition to the ten percent (10%) underwriters' discount payable to each firm with respect to the Securities which it underwriters, the three percent (3%) non-accountable expense allowance will be paid 90 percent (90%) to Global and ten percent (10%) to Suncoast.

     (c) In connection with the subject underwriting, the Representative will receive Securities Purchase Warrants (the "Representative's Warrants") to purchase up to fifty thousand (50,000) shares of Securities for $13.00 per share and/or 150,000 Warrants at an initial exercise price, subject to adjustment, of $.13 per warrant.

     3. Authorization Under Underwriting Agreement. The Under- writing Agreement provides that the obligations of the Underwriters thereunder are subject, among other things, to the condition that the Registration Statement shall have become effective no later than 5:00 P.M., New York time, on the date of the Underwriting Agreement. You are hereby authorized, in your discretion, to extend

Global Equities
May 13, 1997
3

such time to not later than 1:00 P.M., New York time, on the date following such date and, with the consent of Underwriters, including yourselves, who have agreed to purchase in the aggregate at least a majority of the Securities, to agree to one or more subsequent extensions of such date and to take on our behalf any action that may be necessary for such purposes.

     You are also authorized in your sole discretion to take the following action with respect to the Underwriting Agreement:

     (a) To postpone the Effective Date or the First Delivery Date (as such terms are defined in the Underwriting Agreement) or, except as provided above, to extend any other date specified in the Underwriting Agreement.

     (b) To exercise any right of cancellation or termina- tion.

     (c) To arrange for the purchase by other persons (including yourselves or any other Underwriter) of any of the Securities not taken up by any defaulting Underwriter or by the other Underwriters as provided in Section 12 of the Underwriting Agreement.

     (d) To consent to such other changes in or waivers of provisions of the Underwriting Agreement as in your judgment do not materially and adversely affect our rights and obligations.

     4. Method of Offering. We agree, jointly with you, to manage the underwriting and the public offering of the Securities and to take such action in connection therewith and in connection with the purchase, carrying and resale of the Securities, including without limitation the following, as you in your sole discretion deem appropriate or desirable:

     (a) To determine the time of the initial public offering of the Securities and the Underwriters' gross spread.

     (b) To make any changes in the terms of the offering.

     (c) To make changes in those who are to be Underwriters and in the respective numbers of the Securities to be purchased by them, provided that our original underwriting commitment shall not be changed without our consent.

     (d) To determine all matters relating to advertising and communications with dealers or others.

     (e) To reserve for sale and to sell to institutions or other retail purchasers, for the Underwriters account, such number of shares of Securities as the Underwriters may determine; provided, however, that such reservations and



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Global Equities
May 13, 1997
4

sales shall be made for the respective accounts of the several Underwriters as nearly as practicable in their respective underwriting proportions, except for such sales for the account of a particular Underwriter designated by such a purchaser.

     (f) To reserve for sale and to sell to dealers, for the Underwriters account, such of the Underwriters Securities as the Underwriters may determine; provided, however, that such dealers shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or foreign banks or dealers not eligible for membership in the NASD who (A) agree that they will make no sales of shares of Securities within the United States, its territories or its possessions or to persons who are citizens thereof or resident therein and (B) agree that in making sales of such Securities outside the United States, its territories or possessions they will comply with the requirements of the NASD's Interpretation with Respect to Free-Riding and Withholding and with Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice as though they were such a member and will comply with Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country, and (C) may include any of the Underwriters. Such sales shall be made pursuant to Dealer Agreements substantially in the form set forth as Exhibit B hereto.

     (g) To apportion such sales to dealers among the Underwriters as nearly as practicable in the ratio that the Securities of each Underwriter so reserved bears to the total number of Securities of all Underwriters so reserved; provided, however, that if such ratio is to be revised by reasons of the release of any of the Securities for direct sale as hereinafter provided, sales may be apportioned by you from day to day on the basis of the ratio existing at the end of the preceding day.

     (h) To fix the concession to dealers and the reallowance to dealers and, after the initial public offering of the Securities to make changes in the concession and reallowance.

     (i)  At  any  time  with  respect  to  unsold  Securities  retained  by  an
Underwriter: (A) to reserve any such Securities for sale by the other Underwriter for the account of the Underwriters or (B) to purchase any such Securities which in the Representative's opinion are needed to enable you to make deliveries for the accounts of the several Underwriters pursuant to this agreement. Such purchases may be made at the public offering price, or at the Underwriters' option, at such price less all or any part of the concession to dealers.

     We understand that you will advise us when the shares of Securities are released for public offering and of the number of shares of Securities sold or reserved for sale for our account. We shall retain for direct sale any




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Global Equities
May 13, 1997
5

Securities purchased by us and not so sold or reserved. Direct sales shall be made in accordance with the terms of offering set forth in the Prospectus. With your consent, we may obtain release from you for the direct sale of the Securities held by you for sale pursuant to subparagraphs (e) and (f) above but not sold and paid for. To the extent Securities so released had been reserved for sale to dealers, the number of Securities reserved for our account for sale to dealers shall be correspondingly reduced. We will advise you from time to time, at your request, of the number of Securities retained by us which remain unsold and of the number of Securities remaining unsold which were delivered to us pursuant to the last paragraph of this Section 4.

     If, prior to the termination of this agreement, you shall purchase or contract to purchase any of the Securities sold directly by us, in your discretion you may (i) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale,
(ii) charge our account with an amount equal to the concession to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such Securities at a price equal to the total cost of such purchase including commissions and transfer taxes on redelivery. Certificates for the Securities delivered on such repurchase need not be identical to the certificates for the Securities so purchased by you.

     5. Trading Authorizations. We authorize you, during the term of this agreement in your discretion:

     To make purchases and sales of the Securities, in the open market or otherwise (in addition to purchases and sales made under the authority of Section 4), either for long or short account, on such terms and at such prices as you may determine.

     All such purchases and sales shall be made for the respective accounts of the several Underwriters as nearly as practicable in their respective underwriting proportions; provided, however, that at no time shall our net commitment resulting from such purchases and sales, either for long or short account, exceed 15% of our original underwriting commitment and provided that in determining our net commitment for short account there shall be subtracted the maximum number of Option Stock (as defined in the Underwriting Agreement) which we are entitled to purchase. We agree to take up at cost on demand any Securities so purchased for our account and to deliver on demand any Securities so sold. Without limiting the generality of the foregoing, you may buy or take over for the respective accounts of the several Underwriters, all in the proportion and within the limits set forth, at the price at which reserved, any of the Securities reserved for sale by you but not sold and paid for, for such




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Global Equities
May 13, 1997
6

purposes as you may determine, including, but not limited to, the covering of short sales.

     We agree to maintain any records required of us pursuant to Rule 17a-2 under the Securities Exchange Act of 1934.

     6. Limitation on Transactions by Underwriters. Except as permitted by you, we will not during the term of this agreement bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any shares of Securities other than (i) as provided in the Underwriting Agreement and this agreement, (ii) purchases from or sales to dealers of the Securities at the public offering price less all or any part of the reallowance to dealers or
(iii) purchases or sales by us of any securities as broker on unsolicited orders for the account of others.

     We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with the provisions of Regulation M of the Commission applicable to this offering.

     We may, with your prior consent, make purchases of the Securities from and sales to other Underwriters at the public offering price, less all or any part of the concession to dealers.

     We agree not to sell to any account over which we exercise discretionary authority, without the prior written consent of the customer, any of the Securities which we purchase and which are subject to the terms of this agreement.

     7. Delivery and Payment. At 9:00 A.M., New York time on the Effective Date, we will deliver to you at your office a certified or official bank check, payable in New York Clearing House funds, to the order of Global Equities Group, Inc. or otherwise as you may direct, for either (a) an amount equal to the public offering price less the selling concession in respect of the Securities to be purchased by us or (b) an amount equal to the public offering price less the selling concession in respect of such of the Securities to be purchased by us as shall have been retained by or released to us for direct sale, as you shall direct. You shall use such funds to make payment on our behalf to the Company of the purchase price for our portion of the Securities. Any balance shall be held by you for our account. If you have not received our funds as requested, you may in your discretion make any such payment on our behalf and we will promptly deliver funds to you in the amount so requested. Any such payment by you will not relieve us from any of our obligations under this agreement or under the Underwriting Agreement.

     We authorize you, in carrying out the provisions of this agreement, in your discretion, to arrange loans for our account, to advance your funds for our




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Global Equities
May 13, 1997
7

account, charging current interest rates, and to hold or pledge as security therefor all or any part of the Securities which you may be holding for our account. Any lender is hereby authorized to accept your instructions with respect to such loans, and we authorize you to execute and deliver notes or other instruments in connection therewith.

     You shall promptly remit to us or credit to your account (i) the proceeds of any loan taken down on our behalf and (ii) upon payment to you for any Securities sold for our account, an amount equal either to the purchase price paid by us or the price received by you therefor, as you may determine.

     We authorize you to take delivery of certificates for the Securities, registered as you may direct in order to facilitate deliveries, and to deliver any Securities reserved for us against sales. You will deliver to us certificates for the unreserved Securities and certificates for the reserved but unsold Securities as soon as practicable after the termination of the provisions referred to in Section 10.

     Certificates for all other Securities which you then hold for our account shall be delivered to us upon termination of this agreement, or prior thereto in your discretion, and certificates for any Securities may at any time be delivered to us for carrying purposes only, subject to redelivery upon demand. If, upon termination of this agreement, an aggregate of not more than 10% of the Securities remains unsold, you may, in your discretion, sell such Securities at such prices as you may determine.

     8. Blue Sky Qualification. Upon request, you will inform us as to the jurisdictions in which you have been advised by counsel that the Securities have been registered or qualified for sale under the respective securities or Blue Sky laws, but you do not assume any responsibility or obligation as to our right to sell the Securities in any jurisdiction.

     9. Indemnification and Certain Claims. Each Underwriter, including yourselves, agrees to indemnify and hold harmless each of the other Underwriters, and each person, if any, who controls any other Underwriter within the meaning of Section 15 of the Securities Act of 1933 and to reimburse their expenses, all to the extent, if any, and upon the terms that we agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to reimburse their expenses, as set forth in the Underwriting Agreement.

     We agree that in respect of any matters connected with or action taken by you pursuant to this agreement you shall act only as agent of the Underwriters and you shall be under no liability to us in any such respect or in respect of




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Global Equities
May 13, 1997
8

the form of, or the statements contained in, or the validity of, any preliminary prospectus or the Registration Statement or Prospectus, or any amendment or supplement with respect thereto, or for any report or other filing made by you for us on our behalf under this agreement, except for want of good faith and for obligations expressly assumed by you herein and no obligation on you part will be implied or inferred from confirmation or acceptance of this agreement.

     We will pay our proportionate share (based on our underwriting proportion) of (a) all expenses incurred by you in investigating or defending against any claim or proceeding which is asserted or instituted by any party (including any governmental or regulatory body) other than an Underwriter based upon the claim that the Underwriters constitute an association, unincorporated business or other separate entity, or relating to the Registration Statement or Prospectus (or any amendment or supplement thereto) or any preliminary prospectus and (b) any liability incurred by you in respect of any such claim or proceeding, whether such liability shall be the result of a judgment or the result of any settlement agreed to by you, other than any such liability as to which you actually receive indemnity pursuant to the first paragraph of this Section 9 or indemnity or contribution pursuant to Section 8 of the Underwriting Agreement.

     Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease except (i) the mutual obligations to settle accounts hereunder, (ii) our obligations to pay any transfer taxes which may be assessed and paid on account of any sales hereunder for our account, (iii) our obligation with respect to purchases which may be made by you from time to time thereafter to cover any short position incurred under this agreement, (iv) our agreements contained in the first and third paragraphs of Section 9 hereof and
(v) the obligations of any defaulting Underwriter, all of which shall continue until fully discharged. If any other Underwriter defaults in its obligations under this agreement we will assume our proportionate share (determined on the basis of the respective underwriting proportions of the non-defaulting Underwriters) of such obligations without relieving the defaulting Underwriter from liability.

     The accounts arising pursuant to this Agreement shall be settled and paid as soon as practicable after termination, except that you may reserve such amount as you deem advisable to cover any additional contingent expenses.

     You are authorized at any time:

     (a) To make partial distributions of credit balances or call for the payment of debit balances.




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Global Equities
May 13, 1997
9

     (b) To determine the amounts to be paid to or by us, which determination shall be final and conclusive.

     (c) To charge our account with (i) all transfer taxes on sales made for our account and (ii) our underwriting proportion of all expenses (other than transfer taxes) incurred by you, as Representative of the several Underwriters, in connection with the transactions contemplated by this agreement.

     (d) To maintain any of our funds at any time with your general funds without accountability for interest.

     10. Miscellaneous. Nothing in this agreement shall constitute us partners with you and the obligations of ourselves and you are several and not joint. Each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Default by any Underwriter with respect to the Underwriting Agreement shall not release us from any of our obligations thereunder or hereunder.

     Your authority under this agreement and under the Underwriting Agreement may be exercised solely by you.

     Any notice from you to us shall be deemed to have been given if mailed, telegraphed or hand delivered, or telephoned and subsequently confirmed in writing, to our address stated in the Underwriting Agreement which we have furnished to you for transmittal to the Company.

     We confirm that we are a member in good standing of the NASD and that, in making sales of the Securities, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD' Rules of Fair Practice. We also confirm that our commitment to purchase Securities pursuant to the Underwriting Agreement will not result in a violation of Rule 15c3-1 under the Securities Exchange Act of 1934 or of any similar provisions of any applicable rules of any securities exchange to which we are subject or of any restriction imposed upon us by any such exchange or any governmental authority.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York.




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Global Equities
May 13, 1997
10



         This agreement is being executed by us and delivered to you in duplicate.


                                                Very truly yours,

                                                Suncoast Capital Corp.



                                                By____________________________
                                                       Authorized Signatory or
                                                       Attorney-In-Fact





Confirmed as of the date first above mentioned.

GLOBAL EQUITIES GROUP, INC.
As Lead Managing Underwriter and
the Representative of the Underwriters
   named in Schedule I



By____________________________




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Global Equities
May 13, 1997
11

                                   SCHEDULE I



                                            Shares of                 Number of
Underwriters                               Securities                 Warrants



GLOBAL EQUITIES GROUP, INC. . . . . .

Suncoast Capital Corp.

Total . . . . . . . . . . . . . . . .
                                            500,000                   1,500,000




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